UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2004

                                   LMIC, Inc.
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             (Exact name of registrant as specified in its charter)

      Delaware                       0-26186                    84-1209978
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   (State or other               (Commission File             (IRS Employer
   jurisdiction of                   Number)               Identification No.)
   incorporation)

6435 Virginia Manor Road, Beltsville, Maryland                     20705
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  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (240) 264-8300

                                 Not applicable
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          (Former name or former address, if changed since last report)

Item 5. Other Events

       On January 21, 2004, LMIC, Inc. entered into a Securities Purchase Agreement for the sale of an aggregate of 3,300,000 shares of its common stock to several [institutional] investors. Aggregate gross proceeds received were $4,950,000 for a price per share of $1.50. In addition, LMIC issued five-year warrants to purchase a total of 3,300,000 shares of its common stock at a price of $1.50 per share.

       LMIC paid $157,500 to a placement agent as a fee in connection with this transaction. In addition, LMIC agreed to file, as promptly as possible, a registration statement covering the shares issued and issuable under the Securities Purchase Agreement and to obtain effectiveness of such registration not later than 135 days following the closing.

Item 7. Exhibits

   10.1     Form of Securities Purchase Agreement dated as of January 21, 2004

   10.2     Form of common stock purchase warrant entered into as of January 21,
            2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LMIC, INC


Date January 21, 2003                   By: /s/ Luis P. Negrete
                                           -------------------------------------
                                           Luis P. Negrete
                                           Chief Executive Officer

                                  Exhibit Index

Exhibit
Number        Description
------        -----------

10.1          Form of  Securities  Purchase  Agreement,  dated as of January 21,
              2004

10.2          Form of Common Stock Purchase  Warrant  entered into as of January
              21, 2004